                                                                   EXHIBIT 10.52

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                               PURCHASE AGREEMENT



                                    BETWEEN


                           GROUP 1 AUTOMOTIVE, INC.,


                                      AND

                               THE STOCKHOLDER OF
                            BOB HOWARD NISSAN, INC.





                                  DATED AS OF
                               DECEMBER 30, 1997




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
                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2     Rules of Construction  . . . . . . . . . . . . . . . . . . .  1

                                   ARTICLE II
                                 THE ACQUISITION

         2.1     The Acquisition  . . . . . . . . . . . . . . . . . . . . . .  2
         2.2     Closing Date . . . . . . . . . . . . . . . . . . . . . . . .  2

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         3.1     Organization . . . . . . . . . . . . . . . . . . . . . . . .  2
         3.2     Qualification  . . . . . . . . . . . . . . . . . . . . . . .  2
         3.3     Absence of Conflicts . . . . . . . . . . . . . . . . . . . .  2
         3.4     Equity Investments . . . . . . . . . . . . . . . . . . . . .  3
         3.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . .  3
         3.6     Financial Statements . . . . . . . . . . . . . . . . . . . .  3
         3.7     Undisclosed Liabilities  . . . . . . . . . . . . . . . . . .  3
         3.8     Certain Agreements . . . . . . . . . . . . . . . . . . . . .  4
         3.9     Contracts and Commitments  . . . . . . . . . . . . . . . . .  4
         3.10    Absence of Changes . . . . . . . . . . . . . . . . . . . . .  4
         3.11    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . .  4
         3.12    Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  5
         3.13    Compliance with Law  . . . . . . . . . . . . . . . . . . . .  5
         3.14    Permits  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         3.15    Employee Benefit Plans and Policies  . . . . . . . . . . . .  6
         3.16    Properties . . . . . . . . . . . . . . . . . . . . . . . . .  6
         3.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .  7
         3.18    Affiliate Interests  . . . . . . . . . . . . . . . . . . . .  7
         3.19    Environmental Matters  . . . . . . . . . . . . . . . . . . .  8
         3.20    Intellectual Property  . . . . . . . . . . . . . . . . . . . 10
         3.21    Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . 10
         3.22    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         3.23    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                   ARTICLE IV
                         ADDITIONAL REPRESENTATIONS AND
                         WARRANTIES OF THE STOCKHOLDER

         4.1     Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . 11
         4.2     Authorization of Agreement . . . . . . . . . . . . . . . . . 11
         4.3     Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . 11
         4.4     Absence of Conflicts . . . . . . . . . . . . . . . . . . . . 12

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                   OF GROUP 1

         5.1     Corporate Organization . . . . . . . . . . . . . . . . . . . 12
         5.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . 12
         5.3     Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . 12
         5.4     Absence of Conflicts . . . . . . . . . . . . . . . . . . . . 12

                                   ARTICLE VI
                          COVENANTS OF THE STOCKHOLDER

         6.1     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . 13
         6.2     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         6.3     Conduct of Business by the Company Pending the Acquisition . 13
         6.4     Notification of Certain Matters  . . . . . . . . . . . . . . 15
         6.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         6.6     Removal of Related Party Guarantees  . . . . . . . . . . . . 15
         6.7     Termination of Related Party Agreements  . . . . . . . . . . 15
         6.8     Related Party Agreements . . . . . . . . . . . . . . . . . . 15

                                   ARTICLE VII
                              COVENANTS OF GROUP 1

         7.1     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                                  ARTICLE VIII
                                   CONDITIONS

         8.1     Conditions Precedent to Obligation of Each Party to Effect the
                 Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . 16
         8.2     Additional Conditions Precedent to Obligations of Group 1  . 16
         8.3     Additional Conditions Precedent to Obligations of the
                 Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . 17


                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         9.1     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1    Schedules to this Agreement. . . . . . . . . . . . . . . . . 17
         10.2    Termination  . . . . . . . . . . . . . . . . . . . . . . . . 17
         10.3    Effect of Termination  . . . . . . . . . . . . . . . . . . . 18
         10.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         10.5    Waiver and Amendment . . . . . . . . . . . . . . . . . . . . 18
         10.6    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 19
         10.7    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         10.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 20
         10.9    Severability . . . . . . . . . . . . . . . . . . . . . . . . 20
         10.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 20
         10.11   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         10.12   Third Party Beneficiaries  . . . . . . . . . . . . . . . . . 20

                            GROUP 1 AUTOMOTIVE, INC.

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), dated as of the 30th day of December, 1997, is between Group 1 Automotive, Inc., a Delaware corporation ("Group 1") and Robert E. Howard, II, the sole stockholder ("Stockholder") of Bob Howard Nissan, Inc., an Oklahoma corporation (the "Company").

                                   RECITALS:

         WHEREAS, the Stockholder is the holder of all of the issued and outstanding capital stock of the Company;

         WHEREAS, Group 1 proposes to acquire all of the capital stock of the Company from the Stockholder (the "Acquisition") on the terms and conditions set forth herein; and

         WHEREAS, the parties hereto wish to set forth the representations, warranties, agreements and conditions under which Group 1 shall purchase, and the Stockholder shall sell, all of the capital stock of the Company.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         1.2 Rules of Construction. Unless the context otherwise requires, as used in this Agreement, (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement; and (j) section and paragraph headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                                THE ACQUISITION

         2.1 The Acquisition. At the Closing, the Stockholder shall sell to Group 1 and Group 1 shall purchase from the Stockholder 1,000 shares of Common Stock of the Company for a purchase price of $1,250,000 in cash payable in immediately available funds.

         2.2 Closing Date. The Closing of the Acquisition as contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, Houston, Texas 77002, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VIII or at such other time and place and on such other date as Group 1 and the Stockholder shall agree; provided, that the conditions set forth in Article VIII shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date," and shall be effective as of the first day of the month in which the Closing Date occurs.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

         The Stockholder hereby represent and warrant to Group 1 as follows:

         3.1 Organization. The Compay is a corporation duly organized, validly existing and in good standing under the laws of the state of Oklahoma with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted. True and complete copies of the articles of incorporation and bylaws of the Company are included in Schedule 3.1. The minute books of the Company previously made available to Group 1 are complete and accurately reflect all action taken prior to the date of this Agreement by its board of directors and stockholders in their capacities as such.

         3.2 Qualification. The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary. Schedule 3.2 sets forth a list of the jurisdictions in which each of the Company is qualified to do business, if any.

         3.3     Absence of Conflicts.  Except to the extent set forth in the
Schedule 3.3, neither the execution and delivery by the Stockholder of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by them at, or prior to, the Closing, nor the performance by the Stockholder of their obligations under this Agreement or any such instrument, document or agreement will (assuming receipt of all consents, approvals, authorizations, permits, certificates and orders disclosed as requisite in Schedule 4.3) (a) violate or breach the terms of or cause a default under (i) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority with respect to the Company, (ii) any applicable permits received from any Governmental Authority with respect to the Company, (iii) the certificate of incorporation or bylaws of the Company or
(iv) any contract or agreement to which the Company is a party or by which it, or any of its properties, is bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of the Company, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority with respect to the Company, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (a), (b) or (c) of this Section.

         3.4     Equity Investments.   The Company owns no equity securities,
interests or other investments in any Person.

         3.5     Capitalization.           The authorized capital stock of the
Company consists of 50,000 shares of Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. Each outstanding share of the Common Stock of the Company has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any stockholder. Except for 1,000 shares of Common Stock owned by Robert E. Howard, II, there are no shares of capital stock of, or other equity interests in, the Company authorized, issued or outstanding. There is not outstanding any other security, including without limitation any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any Common Stock or other equity interest of the Company. There are no contracts, agreements, commitments or arrangements obligating the Company (i) to issue, sell, pledge, dispose of or encumber any Common Stock, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any Common Stock of, or any other class of securities of the Company or (ii) to redeem, purchase or acquire or offer to acquire any Common Stock of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any Common Stock of, or any other class of securities of the Company.

         3.6 Financial Statements. Included in Schedule 3.6 are true and complete copies of the financial statements of the Company consisting of (i) an unaudited balance sheet of the Company as of November30, 1997 (the "Interim Balance Sheet") and the related unaudited statement of income for the four month period (from August 1997, the month of incorporation of the Company) then ended (the "Company Financial Statements"). The Company Financial Statements present fairly the financial position of the Company and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with GAAP. The Company Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with GAAP. All accounts receivable of the Company reflected in the Company Financial Statements and as incurred since November 30, 1997 represent sales made in the ordinary course of business, are collectible (net of any reserves for doubtful accounts shown in the Company Financial Statements) in the ordinary course of business and, except as set forth in Schedule 3.6, are not in dispute or subject to counterclaim, set-off or renegotiation. Schedule 3.6 contains an aged schedule of accounts receivable included in the Interim Balance Sheet.

         3.7 Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accrued for in the Interim Balance Sheet or as set forth in Schedule 3.7, the Company does not have any liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the Interim Balance Sheet are adequate, appropriate and reasonable in accordance with GAAP.

         3.8 Certain Agreements. Except as set forth in Schedule 3.8, neither the Company nor any of its officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a non-competition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against the Company, or any of its officers or directors, the scope of the business or operations of the Company, or any of its officers or directors, geographically or otherwise.

         3.9 Contracts and Commitments. Schedule 3.9 includes (i) a list of all contracts to which the Company is a party or by which its property is bound that involve consideration or other expenditure in excess of $50,000 or performance over a period of more than six months or that is otherwise material to the business or operations of the Company ("Material Contracts"); (ii) a list of all real or personal property leases to which the Company is a party involving consideration or other expenditure in excess of $50,000 over the term of the lease ("Material Leases"); (iii) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which the Company is a party ("Guarantees") and
(iv) a list of all contracts or other formal or informal understandings between the Company and any of their officers, directors, employees, agents or stockholders or their affiliates ("Related Party Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Related Party Agreement have been furnished to Group 1.

         3.10 Absence of Changes. Except as set forth in Schedule 3.10, there has not been, since November 30, 1997, any adverse change with respect to the business, assets, results of operations, prospects or condition (financial or otherwise) of the Company. Except as set forth in Schedule 3.10, since November 30, 1997, the Company has not engaged in any transaction or conduct of any kind which would be proscribed by Section 6.3 herein after execution and delivery of this Agreement. Notwithstanding the preceding sentence, the Company makes no representation regarding, and need not disclose, increases in compensation (of the type contemplated in Section 6.3(f)) since November 30, 1997, for any employee who after such increase would receive annual compensation of less than $50,000.

         3.11    Tax Matters.

                 (a) Except as set forth in Schedule 3.11, (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to the Company have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                 (b) There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 3.11(b).

                 (c) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company.

                 (d) The total amounts set up as liabilities for current and deferred Taxes in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Company up to and through the periods covered thereby.

                 (e) The Company will not be required to include any amount in income for any taxable period as a result of a change in accounting method for any taxable period pursuant to any agreement with any Tax authority with respect to any such taxable period.

                 (f) The Company has not consented to have the provisions of section 341(f)(2) of the Code apply with respect to a sale of its stock.

                 (g) From the end of its most recent tax year through the Closing Date, (a) the Company continuously has been and will be an S Corporation within the meaning of section 1361 of the Code, and (b) each holder of the stock of the Company has been an individual resident of the United States.

         3.12    Litigation.

                 (a) Except as set forth in Schedule 3.12(a), there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of the Stockholder, threatened against or specifically affecting the Company before or by any Court or Governmental Authority.

                 (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 3.12(b), the Company has performed all obligations required to be performed by it to date and is not in default under, and, to the knowledge of the Stockholder, no event has occurred which, with the lapse of time or action by a third party could result in a default under any contract or other agreement to which the Company is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

         3.13 Compliance with Law. Except as set forth in Schedule 3.13, the Company is in compliance with all applicable statutes and other applicable laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

         3.14 Permits. Except as set forth in Schedule 3.14, the Company owns or holds all franchises, licenses, permits, consents, approvals and authorizations of all Governmental Authorities necessary for the conduct of its business. Each franchise, license, permit, consent, approval and authorization so owned or held is in full force and effect, and the Company is in compliance with all of its obligations with respect thereto, and no event has occurred which allows, or upon the giving of notice or the lapse of time or otherwise would allow, revocation or termination of any franchise, license, permit, consent, approval or authorization so owned or held.

         3.15    Employee Benefit Plans and Policies.  Except as set forth in
Schedule 3.15, the  Company has no benefit plans of any kind.

         3.16    Properties.

                 (a) The Company does not own any real property or any interest therein. Schedule 3.16(a) (the "Leased Properties") sets forth the location and size of, principal improvements and buildings on, and Liens on all parcels of real estate leased by the Company (individually, a "Leased Property" and collectively, the "Leased Properties"). True and correct copies of all such Liens are attached to Schedule 3.16(a). Except as set forth in Schedule 3.16(a), with respect to each Leased Property:

                          (i) the Company has good and valid leasehold interests in each parcel of its Leased Property, free and clear of any Lien other than Permitted Encumbrances;

                          (ii) there are no pending or, to the knowledge of the Company or the Stockholder, threatened condemnation proceedings, suits or administrative actions relating to the Leased Properties or other matters affecting adversely the current use, occupancy or value thereof;

                          (iii) except as set forth in Schedule 3.16(a), the legal descriptions for the parcels of Leased Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land;

                          (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the leasing or operation thereof and have been operated and maintained in compliance with applicable laws, ordinances, rules and regulations;

                          (v) there are no contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Leased Property, except as set forth in Schedule 3.16(a);

                          (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Leased Property, or any portion thereof or interest therein;

                          (vii) there are no parties (other than the Company) in possession of the parcels of Leased Property, other than tenants under any leases disclosed in Schedule 3.16(a) who are in possession of space to which they are entitled;

                          (viii) all facilities located on the parcels of Leased Property are supplied with utilities and other services necessary for the operation of such facilities;

                          (ix) each parcel of Leased Property abuts on and has direct vehicular access to a public road, or has access to a public road;

                          (x) all improvements and buildings on the Leased Property are in good repair and adequate for the use of such Leased Property in the manner in which presently used; and

                          (xi) there are no material service contracts, management agreements or similar agreements which affect the parcels of Leased Property, except as set forth in Schedule 3.16(a).

         (b) Except as set forth in Schedule 3.16(b), each of the Company has good and marketable title to all of its Assets, free and clear of any Liens or restrictions on use. The Fixed Assets currently in use for the business and operations of the Company are in good operating condition, normal wear and tear excepted and have been maintained in accordance with sound industry practices.

         3.17 Insurance. Schedule 3.17 sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Company (true and complete copies of which have been furnished to Group 1). Such insurance policies are in full force and effect. The Company is presently insured, and since the inception of operations by the Company has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. The Company has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in Schedule 3.17, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Company has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

         3.18 Affiliate Interests. Except as set forth in Schedule 3.18, no employee, officer or director, or former employee, officer or director, of the Company has any interest in any property, tangible or intangible, including without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of the Company, except for the normal rights of employees, partners, and stockholders.

         3.19    Environmental Matters.  Except as set forth in Schedule 3.19:

                 (a) The Company is in compliance with all Environmental Laws, including, without limitation, Environmental Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances, or other Waste. The Company is currently not liable for any penalties, fines or forfeitures for failure to comply with any Environmental Laws. The Company is in compliance with all required notice, record keeping and reporting requirements of all Environmental Laws, and has complied with all informational requests or demands arising under the Environmental Laws.

                 (b) The Company has obtained, or caused to be obtained, and is in compliance with, all Licenses required by the Environmental Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses (a listing of such items being included in Schedule 3.19(b), and the Company is in compliance with all the terms, conditions and requirements of such Licenses, and copies of such Licenses have been made available to Group 1. There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any Governmental Authority or third parties against the Company or its business, operations, properties, or assets, which question the validity or entitlement of the Company to any License required by the Environmental Laws for the ownership of each of the respective properties and assets of the Company and the operation of its business.

                 (c) The Company has not received or is aware of any non-compliance order, warning letter, investigation, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending or threatened against or involving the Company or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws in connection with the ownership of its properties or assets or the operation of its business, which has not been resolved to the satisfaction of the issuing Governmental Authority or third party.

                 (d) The Company is in compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, or affect the Leased Properties.

                 (e) The Company has not generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste in an amount so as to require remedial efforts to or at any location other than a site permitted to receive such Hazardous Substances or other waste, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental Laws. The Company has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, any material quantities of Hazardous Substances or other waste upon property currently or previously owned or leased by it, except in compliance with Environmental Laws.

                 (f) The Company has not caused a Release or Discharge of any material quantity of Hazardous Substance on, into or beneath the surface of the Leased Properties or to any properties adjacent thereto except in compliance with the Environmental laws. There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of the Leased Properties or to any properties adjacent thereto.

                 (g) The Company has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any material quantity of Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law (i) has been placed on the National Priorities List or its state equivalent; or
         (ii) the Environmental Protection Agency or the relevant state agency has notified the Company that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither the Company nor the Stockholder have received notice or have knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Laws. The Company has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to any properties owned by, or used in the business of, the Company. The Company has not received any written or, to the knowledge of the Company or the Stockholder, oral request for information in connection with any federal or state environmental cleanup site, or in connection with any of the real property or premises where the Company has transported, transferred or disposed of other Wastes. The Company has not been required to nor has undertaken any response or remedial actions or clean-up actions at the request of any Governmental Authorities or at the request of any other third party. The Company has no liability under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                 (h) The Company has no Aboveground Storage Tanks or Underground Storage Tanks, except as listed in Schedule 3.19(h).

                 (i) The following have been made available to Group 1 regardless of their materiality, (i) all environmental audits, assessments or occupational health studies of which the Company or the Stockholder are aware undertaken by the Company or their agents, or by the Stockholder, or by any Governmental Authority, or by any third party, relating to the Company, or any of the Leased Properties; (ii) the results of which the Company or the Stockholder are aware of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents, or by the Stockholder, or by any Governmental Authority, or by any third party, relating to the Company, or any of the Leased Properties; (iii) all written communications between the Company and any Governmental Authority arising under or related to Environmental, Laws; and (iv) all citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting the Company, or any of the Leased Properties.

                 (j) Schedule 3.19(j) contains a list of the assets of the Company which contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental Laws). Except as set forth in Schedule 3.19(j), the Company has operated and continue to operate in compliance with all Environmental Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as set forth in Schedule 3.19(j), there are no claims, actions, suits, governmental investigations or proceedings before any Governmental Authority or third party pending, or threatened against or directly affecting the Company or any of its assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with their assets and operations.

         3.20 Intellectual Property. Except as set forth in Schedule 3.20, the Company owns, or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the conduct of the business and operations of the Company as currently conducted. To the knowledge of the Company and the Stockholder, (a) the use of the Intellectual Property by the Company does not infringe on the rights of any Person, and (b) no Person is infringing on any right of the Company with respect to any Intellectual Property. No claims are pending or, to the knowledge of the Company and the Stockholder threatened that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the knowledge of the Company and the Stockholder, no Person is infringing the rights of the Company with respect to any Intellectual Property. All of the Intellectual Property that is owned by the Company is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by the Company is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property.

         3.21 Bank Accounts. Schedule 3.21 includes the names and locations of all banks in which the Company has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

         3.22 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee, commission or payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         3.23 Disclosure. The Company has disclosed in writing, or pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of the Company. No representation or warranty to Group 1 by the Stockholder contained in this Agreement, and no statement contained in the Schedules attached hereto, any certificate, list or other writing furnished to Group 1 by the Stockholder pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. All statements contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of the Stockholder for all purposes of this Agreement.


                                   ARTICLE IV

                         ADDITIONAL REPRESENTATIONS AND
                         WARRANTIES OF THE STOCKHOLDER

         The Stockholder further represents and warrants to Group 1 that:

         4.1 Capital Stock. The Stockholder is the beneficial and record Stockholder of 1,000 shares of Common Stock of the Company, free and clear of any lien, claim, pledge, encumbrance or other adverse claim. The Stockholder does not own, beneficially or of record, any capital stock or other security, including without limitation any option, warrant or right entitling the holder thereof to purchase or otherwise acquire any shares of capital stock of the Company.

         4.2     Authorization of Agreement.

                 (a) The Stockholder has full legal right, power, capacity and authority to execute, deliver and perform its obligations pursuant to this Agreement and to execute, deliver and perform its obligations under each instrument, document or agreement required hereby to be executed and delivered by the Stockholder at, or prior to, the Closing.

                 (b) This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by the Stockholder at, or prior to, the Closing will then be, duly executed and delivered by the Stockholder, and this Agreement constitutes and, to the extent it purports to obligate the Stockholder, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of the Stockholder enforceable against him in accordance with its terms.

         4.3 Approvals. No filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Governmental Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit the Stockholder to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by him at the Closing.

         4.4     Absence of Conflicts.  Except to the extent set forth in
Schedule 4.4, neither the execution and delivery by the Stockholder of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by him at, or prior to, the Closing, nor the performance by the Stockholder of his obligations under this Agreement or any such instrument will (a) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, or (iii) any contract or agreement to which the Stockholder is a party or by which he, or any of his properties, is bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of the Stockholder, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (a), (b) or (c) of this Section.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF GROUP 1

         Group 1 hereby represents and warrants to the Stockholder that:

         5.1 Corporate Organization. Group 1 is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to execute, deliver and perform this Agreement and each instrument required hereby to be executed and delivered by it at the Closing.

         5.2 Authorization. The execution and delivery by Group 1of this Agreement, the performance by Group 1 of its obligations pursuant to this Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered by Group 1 at the Closing have been duly and validly authorized by all requisite corporate action on the part of Group 1. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by Group 1 at, or prior to, the Closing will then be, duly executed and delivered by Group 1. This Agreement constitutes, and, to the extent it purports to obligate Group 1, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of Group 1, enforceable against it in accordance with its terms.

         5.3 Approvals. No filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Government Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit Group 1 to execute, deliver or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by Group 1 at or prior to the Closing.

         5.4 Absence of Conflicts. Neither the execution and delivery by Group 1 of this Agreement or any instrument required hereby to be executed by it at or prior to the Closing nor the performance by Group 1 of its obligations under this Agreement or any such instrument will (a) violate or breach the terms of or cause a default under (i) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (ii) the organizational documents of Group 1 or (iii) any contract or agreement to which Group 1 is a party or by which it or any of its property is bound, or (b) result in the creation or imposition of any Liens on any of the properties or assets of Group 1 (other than any Lien created by the Company), or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit certificate or order of any Court or Governmental Authority or (d) with the passage of time or the giving of notice or the taking of any action by any third party have any of the effects set forth in clause (a), (b) or (c) of this Section, except, with respect to clauses (a), (b), (c) or (d) of this Section, where such matter would not have a material adverse effect on the business, assets, prospects or condition (financial or otherwise) of Group 1 and its subsidiaries, taken as a whole.

                                   ARTICLE VI

                          COVENANTS OF THE STOCKHOLDER

         6.1 Acquisition Proposals. Prior to the Closing Date, neither the Company nor any of its officers, directors, employees or agents nor any Stockholder shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company, other than the transactions with Group 1 contemplated by this Agreement.

         6.2 Access. The Company shall afford Group 1's officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Group 1 any information concerning its business, properties and personnel as Group 1 may reasonably request; provided, however, that no investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty made by the Stockholder pursuant to this Agreement.

         6.3 Conduct of Business by the Company Pending the Acquisition. The Stockholder covenant and agree that, from the date of this Agreement until the Closing Date, unless Group 1 shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                 (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practice. In connection therewith, the parties agree that the Company may dealer trade vehicles for similar models, but the Company shall not liquidate or otherwise dispose of any of its new vehicles other than in the ordinary course of business to retail buyers. The Company shall maintain its advertising expenditures and activities commensurate with prior business practices. The Company shall not advertise a "Going Out of Business" sale;

                 (b) The Company shall not, directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) of the Company or (B) other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of the Company, (ii) amend or propose to amend the articles of incorporation or bylaws (or other organizational documents) of the Company, (iii) split, combine or reclassify any outstanding capital stock of the Company or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to the capital stock of the Company whether now or hereafter outstanding, (iv) redeem, purchase or acquire or offer to acquire any of the capital stock of the Company, (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money (other than floor plan indebtedness incurred in the ordinary course of business), or (vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.3(b);

                 (c) The Company shall use its best efforts (i) to preserve intact the business organization of the Company, (ii) to maintain in effect any franchises, authorizations or similar rights of the Company, (iii) to keep available the services of its current officers and key employees, (iv) to preserve the goodwill of those having business relationships with it, (v) to maintain and keep its properties in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear, (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it, (vii) to collect its accounts receivable, (viii) to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to its assets (other than those expiring by their terms), and (ix) to perform or cause to be performed all of its obligations in or under any of such leases, agreements and contracts.

                 (d) The Company shall not make or agree to make any single capital expenditure or enter into any purchase commitments in excess of $50,000;

                 (e) The Company shall perform its obligations under any contracts and agreements to which it is a party or to which its assets are subject, except for such obligations as the Company in good faith may dispute;

                 (f) The Company shall not increase the salary, benefits, stock options, bonus or other compensation of any officer, director or employee of the Company other than normal, annual compensation increases consistent with the Company's past practices; and shall not grant, to any individual, severance or termination pay that exceeds the lesser of (i) such individual's compensation for the calendar month immediately preceding such individual's grant of severance or termination pay, or (ii) $5,000;

                 (g) The Company shall not take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Acquisition set forth in
         Article VIII not being satisfied; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder;

                 (h) The Company shall not adopt or enter into any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding;

                 (i) The Company shall not enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement; and

         6.4 Notification of Certain Matters. The Company shall give prompt notice to Group 1, orally and in writing, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing, (ii) any failure of the Company, or any officer, director, employee or agent thereof, or the Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (iii) any litigation, or any claim or controversy or contingent liability of which the Company or the Stockholder has knowledge of that might reasonably be expected to become the subject of litigation, against the Company or affecting any of their assets, in each case in an amount in controversy in excess of $50,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

         6.5 Consents. Subject to the terms and conditions of this Agreement, the Company shall (i) obtain all consents, waivers, approvals (including all applicable automobile manufacturers approvals, and such approvals shall not contain any unreasonably burdensome restrictions on the Company or Group 1), authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Acquisition; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary or proper to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         6.6 Removal of Related Party Guarantees. The Stockholder agree to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to terminate, waive or release all Company guarantees (such guarantees shall be referred to herein as "Related Guarantees", as described in Schedule 6.6 pursuant to Section 3.9 of this Agreement) of indebtedness or other obligations of any of the Company's officers, directors, shareholders or employees or their affiliates.

         6.7 Termination of Related Party Agreements. The Stockholder agree to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to terminate the Related Party Agreements except those Related Party Agreements that are disclosed in
Schedule 6.7 as agreements that shall not be subject to this Section 6.7.

         6.8 Related Party Agreements. The Stockholder agrees to cause the Company not to enter into any Related Party Agreements or engage in any transactions with the Stockholder or his affiliates; except for those Related Party Agreements or transactions with affiliates that are disclosed in Schedule
6.8 as agreements or transactions that shall not be subject to this Section
6.8.

                                  ARTICLE VII

                              COVENANTS OF GROUP 1

         7.1 Consents. Subject to the terms and conditions of this Agreement, Group 1 shall (i) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Acquisition; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

         8.1 Conditions Precedent to Obligation of Each Party to Effect the Acquisition. The respective obligations of each party to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) No Order shall have been entered and remain in effect in any action or proceeding before any Court or Governmental Authority that would prevent or make illegal the consummation of the Acquisition;

                 (b) There shall have been obtained any and all permits, approvals and consents of any governmental agency or authority, with respect to the consummation of the Acquisition;

         8.2 Additional Conditions Precedent to Obligations of Group 1. The obligation of Group 1 to effect the Acquisition is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) The representations and warranties of the Stockholder contained in Article III and Article IV, respectively, shall be true and correct in all respects as of the date when made and as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company and the Stockholder on or before the Closing Date shall have been duly complied with and performed in all respects, and a certificate to the foregoing effect dated the Closing Date and signed by the Stockholder shall have been delivered to Group 1.

                 (b) There shall have been obtained any and all permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other Governmental

         Authority and of any automobile manufacturer, that reasonably may be deemed necessary so that the consummation of the Acquisition and the transactions contemplated thereby will be in compliance with applicable laws.

                 (c) Group 1 shall have received evidence, satisfactory to Group 1, that all Related Party Agreements shall have been terminated and all Related Guarantees shall have been terminated, waived or released pursuant to Sections 6.6 and 6.7 hereto.

                 (d) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of the Company shall have occurred, and the Company shall not have suffered any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company and Group 1 shall have received a certificate signed by the Stockholder dated the Closing Date to such effect.

         8.3 Additional Conditions Precedent to Obligations of the Stockholder. The obligation of the Stockholder to effect the Acquisition is also subject to the fulfillment at or prior to the Closing Date of the following condition:

                 (a) The representations and warranties of Group 1 contained in Article V shall be true and correct in all respects as of the date when made and as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date; all the terms, covenants and conditions of this Agreement to be complied with and performed by Group 1 on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Group 1 shall have been delivered to the Stockholder.

                                   ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         9.1 Survival. The representations, warranties and agreements in this Agreement shall terminate at Closing.


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Schedules to this Agreement. The Schedules to this Agreement, contain all disclosure required to be made by the Stockholder under the various terms and provisions of this Agreement.

         10.2 Termination. This Agreement may be terminated and the Acquisition and the other transactions contemplated herein may be abandoned at any time prior to the Closing:

                 (a)      by mutual consent of Group 1 and the Stockholder;

                 (b) by either Group 1 or the Stockholder if the Acquisition has not been effected on or before February 28, 1998;

                 (c) by Group 1 if the information disclosed on the Schedules or the results of Group 1's general due diligence investigation are not satisfactory to Group 1 in its sole discretion; provided, however, that Group 1's right to terminate under this
         Section 10.2(c) shall expire at midnight on January 31, 1998;

                 (d) by either Group 1 or the Stockholder if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the Acquisition or the other transactions contemplated hereby shall have been entered;

                 (e) by Group 1 if (i) since the date of this Agreement there has been a material adverse change in the business operations or financial condition of the Company; (ii) there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by the Company or the Stockholder which breach has not been cured within ten business days following receipt by the Company of notice of such breach (or if such breach cannot be cured within such time, reasonable efforts have begun to cure such breach and such breach is then cured within 30 days after notice) or
         (iii) there is a material adverse change in the pre-tax income expected for the Company, on which the purchase price of the acquisition was based; or

                 (f) by the Stockholder if there has been a material breach of any representation or warranty set forth in this Agreement by Group 1 which breach has not been cured within ten business days following receipt by Group 1 of notice of such breach (or if such breach cannot be cured within such time, reasonable efforts have begun to cure such breach and such breach is then cured within 30 days after notice).

         10.3 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.2, the Stockholder and Group 1 shall have no obligation or liability to each other except that the provisions of Section
10.4 survive any such termination.

         10.4 Expenses. Regardless of whether the Acquisition is consummated, all costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by Group 1. The Stockholder and Group 1 each represent and warrant to each other that there is no broker or finder involved in the transactions contemplated hereby.

         10.5 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         10.6 Assignment. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by the parties hereto without the written consent of the other parties hereto.

         10.7 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         if to the Stockholder:   Robert E. Howard, II.
                                  13300 N. Broadway Extension
                                  Oklahoma City, Oklahoma 73114
                                  Telecopy:  (405) 936-8851

         with a copy to:          Randall K. Calvert
                                  6520 N. Western, Suite 100
                                  Oklahoma City, Oklahoma 73116
                                  Telecopy: (405) 848-5052

         if to Group 1:           950 Echo Lane, Suite 350
                                  Houston, Texas 77024
                                  Telecopy:  (713) 467-1513

                                  Attention:  B.B. Hollingsworth, Jr.
                                              Chairman, President and Chief
                                                   Executive Officer

         with a copy to:          Vinson & Elkins L.L.P.
                                  2300 First City Tower
                                  Houston, Texas 77002-6760
                                  Telecopy:  (713) 615-5236

                                  Attention:  John S. Watson

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 10.7. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

         10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         10.11 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10.12 Third Party Beneficiaries. Neither this agreement nor any document delivered in connection with this Agreement, confers upon any Person not a party hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                  GROUP 1 AUTOMOTIVE, INC.


                                  By:  /s/ SCOTT L. THOMPSON
                                       ----------------------------------------
                                           Name:     Scott L. Thompson
                                           Title:    Senior Vice President



                                           STOCKHOLDER


                                           /s/ ROBERT E. HOWARD, II
                                           ----------------------------------
                                           Robert E. Howard, II

                                                                         ANNEX A


                           SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree, as in effect as of the Closing Date, governing Aboveground Storage Tanks or Underground Storage Tanks.

         "affiliate" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

         "Agreement" shall mean the Stock Purchase Agreement made and entered into as of December 30, 1997 by and between Group 1and the Stockholder, including any amendments thereto and each Annex (including this Annex A), Exhibit and schedule thereto (including the Schedules).

         "Assets" shall mean all of the properties and assets owned by the Company, other than the Leased Properties, whether personal or mixed, tangible or intangible, wherever located.

         "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed.

         "Closing" shall mean a meeting, which shall be held in accordance with
Section 2.2, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 2.2.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Company" shall mean Bob Howard Nissan, Inc., an Oklahoma corporation, all predecessor entities of the Company and its successors from time to time.

         "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

         "Environmental Laws" shall mean all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, as in effect on the Closing Date, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

         "Fixed Assets" shall mean all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures owned by the Company or set forth on the Interim Balance Sheet or acquired by the Company since the date of the Interim Balance Sheet.

         "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "Guarantees" shall have the meaning set forth in Section 3.9 herein.

         "Hazardous Substance" shall mean any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires remediation under any Environmental, Health and Safety Laws in effect on the Closing Date, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean Air Act, as amended

(42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

         "Intellectual Property" shall mean all patents, trademarks, copyrights and other proprietary rights.

         "IRS" shall mean the Internal Revenue Service.

         "Law" shall mean all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Leased Property" and "Leased Properties" have the meaning set forth in Section 3.16 herein.

         "Licenses" shall mean all licenses, certificates, permits, approvals and registrations.

         "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Law of any jurisdiction.

         "Material Contract" has the meaning set forth in Section 3.9 herein.

         "Material Leases" shall have the meaning set forth in Section 3.9 herein.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "Permitted Encumbrances" shall mean the following:

                 (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person shall have set aside on its books adequate reserves with respect thereto;

                 (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person shall have set aside on its books adequate reserves with respect thereto;

                 (3) liens in respect of judgments or awards with respect to which the specified Person shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person shall have secured a stay of execution pending such appeal or such proceeding for review; provided that such Person shall have set aside on its books adequate reserves with respect thereto;

                 (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

                 (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

         "Related Party Agreements" shall have the meaning set forth in Section
3.19 herein.

         "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

         "Tax Returns" shall mean all returns, reports and filings relating to Taxes.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

        "Waste" shall mean toxic agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash; provided, however, the term "Waste" shall not include scrap metal.